EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 28, 2016, with respect to the financial statements and supplemental schedule included in the Annual Report of Multi-Color Corporation 401(k) Savings Plan on Form 11-K for the year ended December 31, 2015. We consent to the incorporation by reference of said report in the Registration Statement of Multi-Color Corporation on Form S-8 (File No. 333-129151).

/s/ Grant Thornton LLP

Cincinnati, Ohio

June 28, 2016